EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                     AGREEMENT AND PLAN OF MERGER, dated as of June 25, 2001 (the "Agreement"), by and between General Electric Capital Corporation, a corporation organized pursuant to Article XII of the New York Banking Law ("GE Capital"), and GECS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GE Capital ("Merger Sub"). The Agreement is entered into pursuant to Delaware General Corporation Law Section 252 and the waiver granted to GE Capital by the State of New York Banking Department in accordance with Section 14(1)(p) of the New York Banking Law.

                     WHEREAS, GE Capital desires to reincorporate in the State of Delaware and desires to achieve such reincorporation by merging with and into Merger Sub (a corporation organized under the laws of Delaware); and

                     WHEREAS, Merger Sub desires to merge with GE Capital; and

                     WHEREAS, the Boards of Directors of each of GE Capital and Merger Sub deem it advisable, upon the terms and subject to the conditions herein stated, that GE Capital be merged with and into Merger Sub, and that Merger Sub be the surviving corporation;

                     NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements and provisions hereinafter contained, do hereby agree as follows:

                     Section 1: At the Effective Time (as defined in Section 4(a) below), GE Capital shall merge with and into Merger Sub with Merger Sub being the surviving entity of such merger (the "Merger").

                     Section 2: Except as provided in Section 6 hereof, the Certificate of Incorporation and Bylaws of Merger Sub, as in effect at the Effective Time, shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the entity surviving the Merger.

                     Section 3: At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holder of any of the following securities:

                     (a) Each share of common stock of GE Capital, par value $200.00 per share ("GE Capital Common Stock"), outstanding immediately prior to the Effective Time, shall be converted into one share of common stock of Merger Sub, par value $0.01 per share ("Merger Sub Common Stock").

                     (b) (i) Each share of each series of variable cumulative preferred stock of GE Capital, par value $100.00 per share ("GE Capital Variable Cumulative Preferred Stock"), set forth on Schedule I attached hereto and outstanding immediately prior to the Effective Time shall be converted into one share of the series of variable cumulative preferred stock of Merger Sub, par



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value $100.00 per share ("Merger Sub Variable Cumulative Preferred Stock"), that is set forth opposite such series of GE Capital Variable Cumulative Preferred Stock on Schedule I attached hereto.

                     (c) All shares of capital stock of GE Capital held in treasury immediately prior to the Effective Time, if any, shall be canceled and retired without any payment therefor or conversion thereof.

                     (d) All shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be canceled and retired without any payment therefor or conversion thereof.

                     Section 4: The terms and conditions of the Merger are as follows:

                     (a) The Merger shall become effective at 10:00 a.m. (Eastern Daylight time) on July 2, 2001 (the "Effective Time").

                     (b) Upon the Effective Time, for all purposes of the laws of the State of Delaware, the separate existence of GE Capital shall cease and it shall be merged into Merger Sub with Merger Sub possessing all the rights, privileges, powers and franchises as well of a public as of a private nature, and being subject to all the restrictions, disabilities and duties of GE Capital, and all and singular, the rights, privileges, powers and franchises of GE Capital, and all property, real, personal and mixed, and all debts due to GE Capital on whatever account, as well for stock subscriptions as all other things in action or belonging to GE Capital shall be vested in Merger Sub; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Merger Sub as they were of GE Capital, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in GE Capital, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of GE Capital shall be preserved unimpaired, and all debts, liabilities and duties of GE Capital shall thenceforth attach to Merger Sub, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                     Section 5: The directors and officers of GE Capital immediately prior to the Effective Time shall become the directors and officers, respectively, of Merger Sub as of the Effective Time, with each such officer succeeding to the same position in Merger Sub that he or she held in GE Capital immediately prior to the Effective Time.

                     Section 6: The name of Merger Sub shall be changed, as of the Effective Time, from "GECS Merger Sub, Inc." to "General Electric Capital Corporation".

                     Section 7: This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                     Section 8: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the applicable principles of conflicts of laws thereof.


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                     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first above written.



                                  GENERAL ELECTRIC CAPITAL CORPORATION

                                  By: /s/ James A. Parke
                                      -----------------------------------------
                                      James A. Parke
                                      Vice Chairman and Chief Financial Officer



                                  GECS MERGER SUB, INC.


                                  By: /s/ Nancy E. Barton
                                      -----------------------------------------
                                      Nancy E. Barton
                                      Senior Vice President














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                                   Schedule I
                      (to the Agreement and Plan of Merger)

          Series of GE Capital                  Series of Merger Sub
           Variable Cumulative                   Variable Cumulative
             Preferred Stock                       Preferred Stock
---------------------------------------- ---------------------------------------

                    A                                     A
---------------------------------------- ---------------------------------------

                    B                                     B
---------------------------------------- ---------------------------------------

                    C                                     C
---------------------------------------- ---------------------------------------

                    D                                     D
---------------------------------------- ---------------------------------------

                    E                                     E
---------------------------------------- ---------------------------------------

                    F                                     F
---------------------------------------- ---------------------------------------

                    G                                     G
---------------------------------------- ---------------------------------------

                    H                                     H
---------------------------------------- ---------------------------------------

                    I                                     I
---------------------------------------- ---------------------------------------

                    J                                     J
---------------------------------------- ---------------------------------------

                    K                                     K
---------------------------------------- ---------------------------------------


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            Series of GE Capital                 Series of Merger Sub
             Variable Cumulative                 Variable Cumulative
           Preferred Stock (cont'd)            Preferred Stock (cont'd)
--------------------------------------------------------------------------------

                      L                                   L
--------------------------------------------------------------------------------

                      M                                    M
--------------------------------------------------------------------------------

                      N                                    N
--------------------------------------------------------------------------------

                      O                                    O
--------------------------------------------------------------------------------

                      P                                    P
--------------------------------------------------------------------------------

                      Q                                    Q
--------------------------------------------------------------------------------

                      R                                    R
--------------------------------------------------------------------------------

                      S                                    S
--------------------------------------------------------------------------------

                      T                                    T
--------------------------------------------------------------------------------

                      U                                    U
--------------------------------------------------------------------------------

                      V                                    V
--------------------------------------------------------------------------------

                      W                                    W
--------------------------------------------------------------------------------

         Series of GE Capital                    Series of Merger Sub
         Variable Cumulative                      Variable Cumulative
       Preferred Stock (cont'd)                Preferred Stock (cont'd)
---------------------------------------- ---------------------------------------

                  X                                        X
---------------------------------------- ---------------------------------------

                 X-1                                      X-1
---------------------------------------- ---------------------------------------

                  Y                                        Y
---------------------------------------- ---------------------------------------

                 Y-1                                      Y-1
---------------------------------------- ---------------------------------------

                  Z                                        Z
---------------------------------------- ---------------------------------------

                  AA                                      AA
---------------------------------------- ---------------------------------------

                  BB                                      BB
---------------------------------------- ---------------------------------------

                  CC                                      CC
---------------------------------------- ---------------------------------------

                  DD                                      DD
---------------------------------------- ---------------------------------------

                  EE                                      EE
---------------------------------------- ---------------------------------------

                  FF                                      FF
---------------------------------------- ---------------------------------------

         Series of GE Capital                    Series of Merger Sub
         Variable Cumulative                      Variable Cumulative
       Preferred Stock (cont'd)                Preferred Stock (cont'd)
---------------------------------------- ---------------------------------------

                  GG                                      GG
---------------------------------------- ---------------------------------------

                  HH                                      HH
---------------------------------------- ---------------------------------------

                  II                                      II
---------------------------------------- ---------------------------------------

                  JJ                                      JJ
---------------------------------------- ---------------------------------------

                  KK                                      KK
---------------------------------------- ---------------------------------------

                  LL                                      LL
---------------------------------------- ---------------------------------------

                          CERTIFICATE OF THE SECRETARY

                                       OF

                              GECS MERGER SUB, INC.


           The undersigned, Nancy E. Barton, being the Secretary of GECS Merger Sub, Inc., a Delaware corporation ("GECS"), does hereby certify pursuant to
Section 252 of the General Corporation Law of the State of Delaware that the stockholders of GECS duly adopted this Agreement and Plan of Merger by a written consent to action without a meeting pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware.



                                           /s/ Nancy E. Barton
                                           ---------------------------
                                           Name: Nancy E. Barton
                                           Title: Secretary

Dated: June 25, 2001